                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                                     OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __)


Filed by the Registrant  [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
         [ ]      Preliminary Proxy Statement
         [ ]      Confidential, for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
         [X]      Definitive Proxy Statement
         [ ]      Definitive Additional Materials
         [ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
                  Section 240.14a-12


                         AMERICAN BIO MEDICA CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------
         (2)      Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------
         (4)      Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------
         (5)      Total fee paid:

                  --------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)      Amount Previously Paid:

                  --------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.

                  --------------------------------------------------------------
         (3)      Filing Party:

                  --------------------------------------------------------------
         (4)      Date Filed:

                  --------------------------------------------------------------

                         AMERICAN BIO MEDICA CORPORATION
                                 122 SMITH ROAD
                           KINDERHOOK, NEW YORK 12106
                                  800-227-1243

                                                                 August 25, 1999

Dear Fellow Shareholder:

         The Fiscal 2000 Annual Shareholders' Meeting of American Bio Medica Corporation will be held at 10:00 a.m. on Wednesday, September 22, 1999, at the Company's Corporate Headquarters located at 122 Smith Road, Kinderhook, New York (the "Annual Meeting"). Enclosed you will find a Notice of Annual Meeting, Proxy Statement and proxy, detailing the matters which will be acted upon. Directors and executive officers of the Company will be present to help host the Annual Meeting and to respond to any questions from our shareholders. I hope you will be able to attend.

         Please sign, date and return the enclosed proxy without delay in the enclosed envelope. If you attend the Annual Meeting, you may vote in person even if you have previously mailed a proxy by withdrawing your proxy at the Annual Meeting. Any shareholder giving a proxy may revoke such proxy at any time prior to the voting of such proxy by giving written notice of revocation to the Secretary of the Company, by submitting a later dated proxy or by attending the Annual Meeting and voting in person. The Company's Annual Report on Form 10-KSB (including audited financial statements) for the fiscal year ended April 30, 1999 accompanies this Proxy Statement. The Annual Report is not a part of the proxy soliciting material. All shares represented by proxies will be voted at the Annual Meeting in accordance with the specifications marked thereon, or if no specifications are made, (a) as to Proposal 1, the proxy confers authority to vote for all of the six persons listed as nominees for the Board of Directors;
(b) as to Proposal 2, the proxy confers authority to vote "For" the approval of the issuance of common shares of the Company in connection with the conversion of outstanding preferred stock and exercise of outstanding warrants issued in a private financing transaction; (c) as to Proposal 3, the proxy confers authority to vote "For" the approval of the adoption by the Board of Directors of the Fiscal 2000 Non-Qualified Stock Option Plan; and (d) as to any other business which comes before the Annual Meeting, the proxy confers upon the proxy holders authority to vote in their discretion in the best interests of the Company.

         The Company's Board of Directors believes that a favorable vote for each nominee for the Board of Directors and a favorable vote for Proposals 2 and 3 are in the best interests of the Company and its shareholders and unanimously recommends a vote "FOR" all nominees and for Proposals 2 and 3. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed proxy promptly.

         Thank you for your investment and continued interest in American Bio Medica Corporation.

                                             Sincerely,


                                             /s/ Stan Cipkowski
                                             -----------------------------------
                                             Stan Cipkowski,
                                             Chairman of the Board of Directors
                                             and Chief Executive Officer

                              NOTICE OF FISCAL 2000
                         ANNUAL MEETING OF SHAREHOLDERS




TO THE SHAREHOLDERS OF AMERICAN BIO MEDICA CORPORATION:

         NOTICE is hereby given that the Fiscal 2000 Annual Meeting of Shareholders (the "Annual Meeting") of American Bio Medica Corporation (the "Company") will be held at 10:00 A.M. on Wednesday, September 22, 1999 at the Company's Corporate Headquarters located at 122 Smith Road, Kinderhook, New York, for the following purposes:

         1. To elect six directors to serve for the Fiscal 2001 Annual Meeting and until their successors are elected;

         2. To approve the issuance of common shares in connection with the conversion and exercise of outstanding preferred stock and warrants issued in a private financing transaction.

         3. To approve the adoption by the Board of Directors of the Fiscal 2000 Stock Option Plan; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only shareholders of record at the close of business on August 2, 1999 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

         Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding matters proposed to be acted upon at the Annual Meeting.

         TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT IN THE RETURN ENVELOPE PROVIDED. YOUR PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS EXERCISE.


                                      BY ORDER OF THE BOARD OF DIRECTORS


                                      /s/ Edmund Jaskiewicz
                                      -----------------------------------------
                                      Edmund Jaskiewicz,
                                      Secretary to the Board of Directors


August 25, 1999

                                 PROXY STATEMENT
                                       FOR
                   FISCAL 2000 ANNUAL MEETING OF SHAREHOLDERS

                         AMERICAN BIO MEDICA CORPORATION
                                 122 SMITH ROAD
                           KINDERHOOK, NEW YORK 12106


         Solicitation of the enclosed proxy is made by and on behalf of the Board of Directors (the "Board of Directors") of American Bio Medica Corporation (the "Company") to be used at the Fiscal 2000 Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 A.M. on Wednesday, September 22, 1999, at the Company's Corporate Headquarters located at 122 Smith Road, Kinderhook, New York and at any adjournments thereof. The Company intends to mail this Proxy Statement and the accompanying proxy on or about September 10, 1999.

         All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with any instructions thereupon. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by attending the Annual Meeting and voting in person, by providing written notice of revocation of the proxy or by submitting a signed proxy bearing a later date. Any written notice of revocation should be sent to the attention of the Secretary of the Board of Directors at the Company's address.

         A copy of the Company's Annual Report on Form 10-KSB (including audited financial statements) for the fiscal year ended April 30, 1999 is enclosed with these materials, but should not be considered proxy solicitation material.

         Shareholder nominations for directors and shareholder proposals for the Fiscal 2001 Annual Meeting should be sent to the Company in writing on or before June 30, 2000. The Company has received no shareholder nominations or proposals for the Annual Meeting.

         The Company has fixed the close of business on August 2, 1999 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the record date, the Company had one class of voting shares outstanding - common shares, $.01 par value per share ("Common Shares"). As of August 2, 1999, there were 14,875,190 outstanding Common Shares. Each Common Share is entitled to one vote on each matter to be voted on at the Annual Meeting. The holders of a majority of Common Shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. In general, Common Shares represented by a properly signed and returned proxy will be counted as Common Shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a proxy returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote). Holders of Common Shares are not entitled to cumulative voting rights.

         Except for Proposal 1, each proposal in this Proxy Statement will be approved if it receives a majority of the votes present, either in person or by proxy, at the Annual Meeting. Proposal 1, the election of directors, is somewhat different: the six nominees who receive the most votes will be elected to the six available memberships on the Board. If you return a signed proxy form or attend the Annual Meeting but choose to abstain from voting on any proposal, you will be considered present at the Annual Meeting and not voting in favor of the proposal. Since most proposals pass only if they receive favorable votes from a majority of votes present at the Annual Meeting, the fact that you are abstaining and not voting in favor of a proposal will have the same effect as if you had voted against the proposal. (In contrast, a "broker non-vote," where a broker withholds authority to cast a vote as to a certain proposal, is deemed not present at the Annual Meeting with regard to that proposal.)


                             SOLICITATION OF PROXIES

         The cost of the soliciting of proxies on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by telephone, other electronic means or in person. Arrangements may also be made with brokerage firms or other custodians, nominees or fiduciaries for the forwarding of soliciting material to the beneficial owners of Common Shares of the Company held of record by such persons; and the Company will reimburse such respective brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith. ADP has been retained to assist in soliciting proxies at a fee of $4,600 plus distribution costs and other costs and expenses.


                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

         As of August 2, 1999, there were 14,875,190 Common Shares outstanding and entitled to vote at the Annual Meeting. Each Common Share is entitled to one vote on each of the matters to be voted on at the Annual Meeting. The following table sets forth, as of August 2, 1999, the beneficial ownership of the Company's Common Shares by (i) each nominee for director, (ii) each of the executive officers named in the Summary Compensation Table; (iii) all directors and executive officers of the Company as a group; and (iv) each shareholder, known to management of the Company, to beneficially own more than five percent of the outstanding Common Shares.

                                                          Number of
      Beneficial Owner                                   Common Shares                   Percent of Total
      ----------------                                   -------------                   ----------------
Stan Cipkowski                                           2,817,500  (1)                        18.5%
     122 Smith Road
     Kinderhook, New York 12106

Edmund Jaskiewicz                                        2,159,155  (2)                        14.4%
     1730 M Street, NW
     Washington, DC  20036

Jay Bendis                                                 749,999  (3)                         4.9%


John F. Murray                                             130,000  (4)                         *


Karen Russo                                                 21,250  (5)                         *


Gerald Moore                                                10,000  (6)                         *

Douglas Casterlin                                          262,500  (7)                         1.7%


Directors  and  executive  officers as a group
(7 persons)                                              6,140,404  (8)                        38.7%

-------------------------------------

*        Less than one percent (1%).

(1) Includes 338,500 Common Shares subject to stock options exercisable within 60 days of August 2, 1999.

(2) Includes 151,500 Common Shares subject to stock options exercisable within 60 days of August 2, 1999.

(3) Includes 194,000 Common Shares subject to stock options exercisable within 60 days of August 2, 1999.

(4) Includes 130,000 Common Shares subject to stock options exercisable within 60 days of August 2, 1999.

(5) Includes 20,000 Common Shares subject to stock options exercisable within 60 days of August 2, 1999.

(6) Includes 10,000 Common Shares subject to stock options exercisable within 60 days of August 2, 1999.

(7) Includes 150,000 Common Shares subject to stock options exercisable within 60 days of August 2, 1999.

(8) Includes an aggregate of 994,000 Common Shares subject to stock options exercisable within 60 days of August 2, 1999.

                           SUMMARY COMPENSATION TABLE


                                               Annual Compensation             Long-Term Compensation Awards
                                               -------------------             -----------------------------
                                                                              Restricted         Securities          All Other
Name and Principal Position             Year        Salary        Bonus       Stock Awards   Underlying Options    Compensation
---------------------------             ----        ------        -----       ------------   ------------------    ------------
Stan Cipkowski                          1999     $   96,000     $   64,992     $        0              0           $        0
  Chairman and Chief                    1998         97,231         23,080              0              0                    0
  Executive Officer                     1997         99,068              0              0        550,000                5,232
                                                                                        0
Jay Bendis                              1999         84,000         64,992              0              0                    0
  Vice-President Sales                  1998         85,077         23,080      2,356,000              0                    0
  and Marketing

Douglas Casterlin                       1999         84,000         54,992              0              0                    0
  Vice-President Operations             1998         73,807         11,540        540,000              0                    0



                      AGGREGATED OPTIONS EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR END OPTION VALUES


                                                                                           Value of Unexercised
                                                            Number of Unexercised         In-The-Money Options at
                                                         Options at Fiscal Year-End          Fiscal Year-End
                                                         --------------------------          ---------------
                          Shares
                        Acquired on      Value
     Name                Exercise       Realized         Exercisable   Unexercisable    Exercisable     Unexercisable
     ----                --------       --------         -----------   -------------    -----------     -------------
Stan Cipkowski               0              0              338,500           0            $   0           $   0
Jay Bendis                   0              0              174,000           0                0               0
Douglas Casterlin            0              0              150,000           0                0               0


                            COMPENSATION OF DIRECTORS

         Directors who are not employees or officers of the Company ("Outside Directors") are awarded 10,000 options at the time of election. Outside Directors receive a fee of $1,000 for attending meetings of the Board, and are reimbursed for out-of-pocket expenses incurred in attending such meetings.


              BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

         The compensation of the Company's executive officers and key managers ("executives") is reviewed and approved annually by the Board of Directors. The Board of Directors has established a Compensation/Option Committee. In addition to reviewing and approving executives' salaries and bonus arrangements, the Board of Directors establishes policies and guidelines for other benefits and administers the awards of stock options pursuant to the Company's stock option plans.


                      COMPENSATION POLICIES AND PROCEDURES
                    APPLICABLE TO EXECUTIVES FOR FISCAL 1999

         General. Compensation of the Company's executives is intended to attract, retain and reward persons who are essential to the corporate enterprise. The fundamental policy of the Company's executive compensation program is to offer competitive compensation to executives that appropriately rewards the individual executive's contribution to corporate performance. The Board of Directors utilizes subjective criteria for evaluation of individual performance and relies substantially on the executives in doing so. The Board focuses on two primary components of the Company's executive compensation program, each of which is intended to reflect individual and corporate performance: base salary compensation and long-term incentive compensation. The Company also paid cash incentive bonuses during fiscal 1999.

         Base Salary Compensation. Executives' base salaries are determined primarily by reference to compensation packages for similarly situated executives of companies of similar size or in comparable lines of business with which the Company expects to compete for executive talent and with reference to the revenues, gross profits and other financial criteria of the Company. The Board also assesses subjective qualitative factors to discern a particular executive's relative value to the corporate enterprise in establishing base salaries. The salaries of the two named executive officers other than the Chairman and Chief Executive Officer have been determined by employment agreements. The Board intends to award year-end bonuses to executives, pursuant to their employment contracts, based on the net sales of drug test kits by the Company. Bonuses were awarded to executives in fiscal 1999.

         Long-Term Incentive Compensation. It is the Board's philosophy that significant stock ownership by management creates a powerful incentive for executives to build long-term shareholder value. Accordingly, the Board believes that an integral component of executive compensation is the award of equity-based compensation, which is intended to align executives' long-term interests with those of the Company's shareholders. Awards of stock options to executives have historically been at then-current market prices. The Board believes that option grants should be considered on an annual basis.

         The Company's Fiscal 1998 Nonstatutory Stock Option Plan (the "Fiscal 1998 Plan") authorizes the Board or the Compensation/Option Committee to grant nonstatutory stock options to employees of the Company. The Committee will determine the prices and terms at which such options are granted. The Committee uses stock options as a significant element of the compensation package of executives, because it believes options provide an incentive to executives to maximize stockholder value and because they compensate executives only to the extent that the Company's shareholders receive a return on their investment. In determining the total number of

Common Shares to be covered by option grants to executives in a given year, the Committee will take into account the number of outstanding Common Shares, the number of Common Shares reserved for issuance under the Company's stock option plans, recommendations of management concerning option grants to employees below executive level, and the Company's projected hiring needs for the coming year. In making individual stock option grants to executives, the Committee will consider the same factors considered in the determination of base salary levels, as well as the stock and option holdings of each executive and the remaining vesting schedule of such executive's options.

         Compensation of the CEO. In reviewing and approving Mr. Cipkowski's fiscal 1999 compensation, the Board of Directors considered the same criteria detailed herein with respect to executives in general. Mr. Cipkowski's base salary for fiscal 1999 was established in his employment agreement at $96,000 which is below the midpoint of base compensation for CEOs of comparable companies. This amount represented a 1.3% decrease over the base salary received by Mr. Cipkowski in fiscal 1998. The bonus paid to Mr. Cipkowski in fiscal 1999 was also established in his employment agreement at 1% of net sales of drug test kits.


                      COMMITTEES OF THE BOARD OF DIRECTORS

         Audit Committee. This Committee makes recommendations to the Board of Directors with respect to the Company's financial statements and the appointment of independent auditors, reviews significant audit and accounting policies and practices, meets with the Company's independent public accountants concerning, among other things, the scope of audits and reports, and reviews the performance of the overall accounting and financial controls of the Company. Members of the Audit Committee are John Murray, Gerald Moore and Karen Russo.

         Compensation/Option Committee. This committee makes recommendations to the Board of Directors relating to salaries, bonuses and other compensation and benefits of executive officers, reviews and advises management regarding benefits and other terms and conditions of compensation of management and administers the Company's stock option plans. Members of the Compensation/Option Committee are Stan Cipkowski, Gerald Moore and Karen Russo.

         The Board of Directors does not have a standing nominating committee. Nominations for election to the Board of Directors may be made by the Board of Directors, or by any shareholder entitled to vote for the election of directors. Nominations made by shareholders must be made by written notice received by the Secretary of the Company by June 30 of the year preceding the annual meeting or within ten days of the date on which notice of a special meeting for the selection of directors is first given to shareholders.

         Special meetings are held from time to time to consider matters for which approval of the Board of Directors is desirable or is required by law. Four meetings of the Board of Directors were held during fiscal 1999. The Audit and Compensation/Option Committees met and the Compensation/Option Committee met four times each.

                                PERFORMANCE GRAPH


         The following graph compares the cumulative total return for the periods indicated for each of (a) the Company Common Shares, (b) the Standard & Poors 500 Stock Index (the "S&P 500") and (c) the NASDAQ Medical Device Index.

                              [PERFORMANCE GRAPH]

                                        12/26/96       12/26/97       12/28/98       4/30/99
                                        --------       --------       --------       -------
S&P 500                                 $100.00        $126.28        $168.11        $187.76
Nasdaq Medical Device Index             $100.00        $112.70        $124.73        $148.74
American Bio Medica Corporation         $100.00        $135.45        $ 59.68        $ 48.38

(1) The Amex-Biotech Index was used in the performance graph included in the Proxy Statement for the Fiscal 1999 Annual Meeting of Shareholders. The Company believes that because its Common Shares are traded in the Nasdaq Small Cap Market, the Nasdaq Medical Device Index provides a more comparable indication of cumulative total return. Because the Amex-Biotech Index is no longer published, it is not possible to compare the Company's cumulative total return with the Amex-Biotech Index.

(2) Registration of the Company's Common Shares under Section 12 of the Securities Exchange Act of 1934 (the "1934 Act") became effective on December 26, 1996.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The Directors elected at the Annual Meeting will serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. The

Board of Directors of the Company has nominated Stan Cipkowski, Edmund Jaskiewicz, Jay Bendis, John F. Murray, Karen Russo and Gerald Moore.

         STAN CIPKOWSKI (51) founded the predecessor of the Company in 1982 and has been an executive officer and Director of the Company since its incorporation in April 1986. From 1982 to 1986, he was sole proprietor of American Micro Media, the predecessor, which was acquired by the Company. In addition, from 1983 to 1987, Mr. Cipkowski was a general partner of Florida Micro Media, a Fort Lauderdale-based marketer of educational software and was a principal shareholder and Chief Financial Officer of Southeast Communications Group, Inc., a publisher of direct response media. In 1982, he became a consultant to Dialogue Systems, Inc., a New York-based developer of training and communications materials, where he served as Vice-President of Sales and Marketing. From 1977 to 1982, he was employed by Prentice-Hall Publishing Company, reaching the position of National Sales Manager. Prior to 1977 he was employed as an accountant for the New Seabury Corporation and as Mid-West Area Manager for the Howard Johnson Company.

         EDMUND JASKIEWICZ (76) is a lawyer-engineer. He has practiced international patent and corporate law as a sole practitioner since 1963 and served as Chairman of the Board of Directors from 1992 until 1999. From 1953 to 1963, Mr. Jaskiewicz was associated with Toulmin and Toulmin, Esqs., Washington, D.C. From 1960 to 1962, he resided in Frankfurt, Germany managing that firm's local office. From 1952 to 1953 he was with the Patent Section of the Bureau of Ordinance of the Department of the Navy working on patent infringement and licensing matters. He received his J.D. in 1952 from George Washington University Law School and his B.S. in Engineering from the University of Connecticut in 1947.

         JAY BENDIS (52) has been Vice-President of Sales and Marketing and a Director of the Company since 1995. He was an independent consultant to biomedical companies from 1990 to 1995, specializing in commercializing new concept products in both domestic and international markets. From 1990 to 1992, he was a principal of Scientific Imaging Instruments and served as Vice-President of Sales and Marketing. From 1985 to 1990, Mr. Bendis served as National Sales Manager of the Laser Corp., a division of Johnson & Johnson, where he directed its national sales force and developed its marketing strategy for integrating high power lasers into the hospital market. From 1979 to 1984, he was the Eastern Area Sales and Marketing Manager for the IVAC Corp., a division of Eli Lilly. Prior to 1979, Mr. Bendis held sales management positions with Xerox Corporation and A.M. International. Mr. Bendis earned his B.A. in Marketing/Management from Kent State University and is currently a member of the Edison BioTechnology Center Advisory Council for the State of Ohio.

         JOHN F. MURRAY (55) has served as Chief Financial Officer and a Director of the Company since 1997. He was Chief Financial Officer of Federal Supply, Inc., Pompano Beach, Florida from 1994 to 1997. From 1988 to 1994, Mr. Murray served as Controller for Bio Therapeutics, Inc., Woodbridge, New Jersey. He also was Controller of Shortline, a group of transportation companies, from 1982 to 1988 and, from 1974 to 1982, of Kleber Tire & Rubber Corp. Mr. Murray was Director of Accounting of Accounting for Western Union Telegraph Company from 1972 to 1974 and Senior Accountant for S.D. Leidesdorf & Co. (now Ernst & Young) from 1969 to 1972. Mr. Murray received his B.B.A. in Accounting from the Baruch School of the

City University of New York in 1968 and became a Certified Public Accountant in the State of New York in 1974.

         KAREN RUSSO (38) has been a Director of the Company since 1997. She works with leading consulting firms to deliver training programs to Fortune 1000 corporations. Topics include interpersonal and strategic selling, service excellence, teamwork, and the prevention of workplace violence and sexual harassment. From 1989 to 1995, Ms. Russo was an account executive with The Forum Corporation, Los Angeles, California, responsible for business development and client service. She served as an Assistant Vice President at Bankers Trust Company from 1987 to 1989. Ms. Russo earned her M.B.A. from Columbia University in 1987 and her B.A. from University of Maryland in 1981.

         GERALD MOORE (61) has been a Director of the Company since May 1999 when he was appointed to fill a vacancy when Jasper R. Clay Jr. resigned due to a conflict of interest with a new government position he attained. Gerald Moore currently serves as President and CEO of Med-Ox Diagnostics of Canada. Mr. Moore was President of UNIPATH (North America) from 1990 to 1998 when he reached parent-company Unilever's mandatory retirement age. Brooke Bond, Inc. took a majority equity position in MED-OX in 1978 and renamed it Oxoid. In 1980, Mr. Moore opened Oxoid US in Columbus, MD and was appointed President and Chief Executive Officer of both Oxoid CANADA and Oxoid USA. Unilever acquired all of Oxoid International's holdings and subsidiaries in 1984 and changed its name to UNIPATH in 1990. Mr. Moore is a member of the Board of Directors of the Canadian Assoc. of Clinical Microbiology and Infectious Diseases (CACMID), a Director of the Canadian Clinical Standards Organization, a member of the National Committee for Clinical Laboratory Standards (NCCLS), a member of the NCCLS Committee for Antimicrobial Susceptibility testing and Veterinary Diagnostics, an advisor to the NCCLS Committee on Culture Media, and a liaison to the Board of Exhibitors of the Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC) of the American Society of Microbiology. Mr. Moore received his degree in chemistry and mathematics from Strathclyde University in Glascow, Scotland in 1961.

         It is the intention of the persons named as proxies in the accompanying proxy, unless instructed otherwise, to vote for the persons nominated by the Board of Directors. If any nominee should become unavailable to serve, the proxy may be voted for the election of such substitute nominee as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS.

                                   PROPOSAL 2

                         APPROVAL OF ISSUANCE OF COMMON
                   SHARES WITH THE CONVERSION AND EXERCISE OF
                    OUTSTANDING PREFERRED STOCK AND WARRANTS
                    ISSUED IN A PRIVATE FINANCING TRANSACTION


         The Company is seeking approval from the shareholders of the issuance of Common Shares issuable upon (i) conversion of an aggregate of 2,500 shares of the Company's Series D Convertible Preferred Stock ("Series D Stock") sold in a private transaction on April 27, 1998, and (ii) exercise of warrants (the "Warrants") issued in connection with this transaction to purchase 107,335 Common Shares of the Company. Such approval would have the effect of removing certain limitations under rules of the National Association of Securities Dealers, Inc. (the "NASD"), which would limit the conversion rights of the holders of the Series D Stock and exercise rights of the holders of the Warrants to converting only such number of shares of Series D Stock and exercising such Warrants as would collectively cause 2,745,000 shares of Common Stock to be issued. The terms of the private transaction in which the Company sold the Series D Stock require the Company to seek this approval and provide that if this approval is not obtained on or before September 30, 1999 then, under certain conditions, the Series D Stock will become redeemable at the option of the holders.

BACKGROUND

         On April 27, 1998 the Company raised $2,500,000 in a private financing by selling 2,500 shares of Series D Stock and Warrants to purchase 100,000 Common Shares of the Company to CC Investments, LDC, an institutional investor (the "Investor"), for an aggregate purchase price of $2,500,000. The Company issued to the placement agent in the transaction a Warrant to purchase 7,335 Common Shares of the Company. The Warrants issued to the Investor and the placement agent have an exercise price of $4.81 per share.

TERMS OF THE SERIES D STOCK AND WARRANTS

Series D Stock

         The Company issued 2,500 shares of Series D Stock, of which 1,093 shares of Series D Stock have been converted into 599,201 Common Shares and 1,407 shares of Series D Stock are outstanding and are convertible into Common Shares as of July 15, 1999. The Company has issued an additional 158 shares of Series D Stock in payment of dividends on the Series D Stock since April 27, 1998. Each share of Series D Stock is convertible into a number of Common Shares equal to $1,000 divided by a conversion price which is the lesser of (a) 95% of the "Market Price" (the average of the closing bid prices of the Common Shares over any three trading days, selected by the holder of the Series D Stock in the 20 trading days immediately preceding the date of conversion) or (b) $4.625. Under the applicable conversion formulas of the Series D Stock, the number of Common Shares issuable upon conversion is inversely proportional to the market price of the Common Shares at the time of conversion (i.e., the number of shares increases as the market price of the Common Shares decreases); and except with respect to certain redemption rights of the Company for the Series D Stock and the limitation under Nasdaq SmallCap regulations which limit the aggregate amount of Common Shares which the Company may issue at a discount from market price upon conversion of the Series D Stock and Warrants without shareholder approval, there is no cap on the number of shares of Common Shares which may be issued. In addition, the number of Common Shares issuable upon the conversion of the Series D Stock and the exercise of Warrants is subject to adjustment upon the occurrence of certain dilutive events.

         The Series D Stock bears cumulative dividends at the rate of 8% of the face amount of the outstanding shares of Series D Stock ($1,000 per share), has a liquidation preference per share equal to $1,000 plus any other amounts that may be due from the Company through the date of final distribution, and does not have any voting privileges except as are required by law. The Series D Stock is redeemable at the option of the holder at a premium in the event that a "Redemption Event" occurs. A "Redemption Event" includes, but is not limited to:
(i) the Common Shares are suspended from trading on any of, or is not listed (and authorized) for trading on any of, the Nasdaq National Market System, the Nasdaq SmallCap Market, the American Stock Exchange, or the New York Stock Exchange; (ii) failure by the Company of its obligation to remove any restrictive legends on any certificate for any Common Shares issued to the holders of Series D Stock or Warrants upon conversion of the Series D Stock or Warrants; (iii) the Company's failure to deliver Common Shares upon conversion of the Series D Stock when required; (iv) the breach by the Company of any material covenant or other material term of its agreements governing the terms of the Series D Stock and Warrants; (v) any representation or warranty of the Company made in any agreement, statement or certificate given in writing in connection with the issuance of the Series D Stock shall be false or misleading in any material respect when made and the breach of which has had or could reasonably be expected to have a material adverse effect; (vi) the Registration Statement required to be filed by the Company with respect to the Common Shares underlying the Series D Stock and Warrants has not been timely filed or declared effective; (vii) the Company fails to increase the number of Common Shares reserved for issuance upon conversion of the Series D Stock when required;
(viii) the Company fails to obtain shareholder approval of this Proposal 2 and thereafter the holders of Series D Stock cannot convert all of their shares of Series D Stock to Common Shares; or (ix) the Company fails to meet certain continuing registration requirements.

         The Company shall not, without first obtaining the approval of the holders of the Series D Stock: (a) alter or change the rights, preferences or privileges of the Series D Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series D Stock; (c) create any securities senior to or pari passu with the Series D Stock; (d) increase the authorized number of shares of Series D Stock;
(e) redeem, or declare or pay any cash dividend or distribution on, any junior securities; or (f) take certain actions which would result in any taxation with respect to the Series D Stock.

         Pursuant to the terms of the Series D Stock, no holder may convert the Series D Stock it owns for any Common Shares that will cause it to own following such conversion in excess of 4.9% of the Common Shares then outstanding. The Series D

Stock is subject to further limitation on conversion as set forth under "Shareholder Approval" below. The Series D Stock will automatically convert to Common Shares if on or after March 17, 1999 the average closing bid price per Common Share over any 20 consecutive trading days is equal to or greater than $14.43 and certain conditions are met, including the approval of this Proposal 2.

Warrants

         The warrants issued to the Investor and the placement agent are exercisable for Common Shares at $4.81 per share. The Warrants are exercisable through April 24, 2001, and provide antidilution protection in the event of the issuance or deemed issuance of Common Shares at a price less than the fair market value of the Common Shares subject to certain exceptions.

         Pursuant to the terms of the Warrants, no holder may exercise the Warrants it owns for any Common Shares that will cause it to own following such exercise in excess of 4.9% of the Common Shares then outstanding. The Warrants are subject to further limitation on exercise as set forth under "Shareholder Approval" below.

         The Warrants provide that the holder may effect a "cashless" exercise of the Warrants. Upon effecting a cashless exercise, the Company would issue to the holder of the Warrant, without receipt of payment of any kind, the number of shares as would equal the number of shares as would have been issued upon full exercise of the Warrant had the exercise price been paid in full, multiplied by the fraction equal to (i) the difference between the exercise price and the fair market value of the Common Shares on the date of the cashless exercise, divided by (ii) the fair market value of the Common Shares on the date of the cashless exercise.

GENERAL

         Except with respect to certain redemption rights of the Company for the Series D Stock and the limitation under Nasdaq regulations which limits the aggregate amount of Common Shares which the Company may issue at a discount from market price upon conversion of the Series D Stock and exercise of Warrants without shareholder approval (which shareholder approval the Company is requesting in this Proposal 2), there is no cap on the number of Common Shares which may be issued. In addition, the number of shares of Common Stock issuable upon the conversion of the Series D Stock and the exercise of Warrants is subject to adjustment upon the occurrence of certain dilutive events.

         In connection with the issuance of the Series D Stock and Warrants, the Company granted to the purchasers thereof certain rights to have the Company register for resale the Common Shares issuable upon conversion or exercise thereof under the Securities Act of 1933, as amended. A Form S-3 Registration Statement registering these Common Shares was filed with the Securities and Exchange Commission and became effective on March 17, 1999.

SHAREHOLDER APPROVAL

         The issuance of the Company's Common Shares upon conversion of the Series D Stock and upon exercise of all the Warrants issued in excess of 2,745,000 shares is subject to shareholder approval pursuant to the Rules of the Nasdaq SmallCap Market. Rule 4460(i)(1)(D) of the National Association of Securities Dealers (the "20% Rule") sets forth designation criteria for continued inclusion of the Common Stock on the Nasdaq SmallCap Market. The 20% Rule requires companies that are listed on the Nasdaq SmallCap Market to obtain shareholder approval prior, among other things, to issuing common stock (or securities convertible into or exercisable for common stock) in a private financing at a price less than the market value of the common stock, where the amount of common stock to be issued exceeds 20% of the common stock or voting power of the company outstanding prior to the issuance.

         Because the conversion rate of the Series D Stock will vary based upon the date of conversion, and may further vary with the trading price of the Company's Common Shares, the number of shares of Common Shares issuable upon conversion of all of the Series D Stock now outstanding, and upon exercise of all of the Warrants now outstanding, may exceed 2,745,000 shares. Therefore, it may be a condition to the conversion of all of the Series D Stock and sale and issuance of the Common Shares upon exercise of the Warrants that the Company's shareholders approve such issuance. On August 4, 1999, using a conversion price of $1.3656 per share, assuming no limitations on the conversion of the Series D Stock and exercise of the Warrants, the 1,565 shares of Series D Stock will be convertible into approximately 1,146,016 shares of Common Shares, and the Warrants will be exercisable for 107,355 Common Shares. Further, 599,201 Common Shares have been issued with respect to the 1,093 shares of Series D Stock which has been previously converted.

CONSEQUENCES OF NON-APPROVAL

         In the event that the shareholders do not approve the issuance as they are being requested to do in this Proposal 2 and the holders of the Series D Stock and Warrants are not able to convert the Series D Stock and exercise the Warrants as they desire resulting from this failure to approve Proposal 2, then the holders of the Series D Stock will be entitled to demand redemption of the Series D Stock at a premium.

         In addition, in consideration for the Investor's agreement to purchase the Series D Stock and Warrants, the Company agreed to use its best efforts to obtain shareholder approval of the conversion and exercise of those securities. Therefore, if Proposal 2 is not approved, that agreement could require the Company to continue to seek shareholder approval of the conversion and exercise of those securities, which could be expensive for the Company.

REASONS FOR THE FINANCINGS AND USE OF PROCEEDS

         The Company entered into the private financing to raise capital for marketing and product development as well as for working capital and other general corporate purposes.

FURTHER INFORMATION

         The terms of the Series D Stock and Warrants are complex and are only briefly summarized in this Proxy Statement. Shareholders wishing further information concerning the rights, preferences and terms of the Series D Stock and Warrants are referred to the full description thereof contained in the Company's Current Reports on Form 8-K and exhibits thereto filed with the Securities and Exchange Commission on April 30, 1998 and June 4, 1999, which can be inspected and copied at the public reference facility maintained by the Securities and Exchange Commission located at 450 Fifth Street, NW, Washington, DC. The Company's Current Reports on Form 8-K may also be viewed on the web site maintained by the Securities and Exchange Commission at http://www.sec.gov. The description of terms, preferences and rights of the Company and holders of Series D Stock with respect to the outstanding Series D Stock and of the Warrants contained herein is qualified in its entirety by reference to the complete description of these preferences.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 2.


                    PROPOSAL 3 - APPROVAL OF THE FISCAL 2000
                         NON-QUALIFIED STOCK OPTION PLAN

BACKGROUND

         The Board of Directors wishes to provide for additional Common Shares to be available for grants of options to directors, officers and employees of the Company and consultants and other parties who make significant contributions to the business and success of the Company. Therefore, on January 11, 1999, the Board of Directors adopted, subject to stockholder approval, the American Bio Medica Corporation Fiscal 2000 Non-Qualified Stock Option Plan ("Fiscal 2000 NQSO Plan") and reserved 1,000,000 Common Shares for issuance pursuant to stock options.

SUMMARY OF THE FISCAL 2000 NQSO PLAN FEATURES

         The following summary of the Fiscal 2000 NQSO Plan is qualified in its entirety by reference to the text of the Fiscal 2000 NQSO Plan which is set forth in Exhibit A to this Proxy Statement.

(1) The purpose of the Fiscal 2000 NQSO Plan is to provide an incentive to selected individuals who contribute significantly to the business and success of the Company.

(2) The Fiscal 2000 NQSO Plan will be administered by the Board of Directors of the Company or the Compensation/Option Committee (the Board of Directors or Compensation/Option Committee is referred to as the "Committee" herein). The Committee shall have the power to select the individuals to whom options will be granted, and will interpret the provisions of the Fiscal 2000 NQSO Plan. Presently, two of the three members of the Committee are "nonemployee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

(3) The number of Common Shares authorized for issuance under the Fiscal 2000 NQSO Plan is 1,000,000, subject to adjustment in the event of stock splits, recapitalization or other similar events affecting the Common Shares. Common Shares to be issued upon the exercise of options may be original issue or treasury shares. Common Shares subject to options which terminate without being exercised will again be available for option grants.

(4) The Fiscal 2000 NQSO Plan will remain in effect until all options granted under the Fiscal 2000 NQS Plan have been exercised or have expired except that no options may be granted later than 10 years after the effective date.

(5) The option price of each share purchasable under any option granted under the Fiscal 2000 NQSO Plan shall be determined by the Committee and may be more, equal to, or less than 100% of the current market price thereof, at the time the option is granted. Approval of the Board of Directors is required to grant an option with an option price of less than 85% of the then current market price.

(6) Options may be granted under the Fiscal 2000 NQSO Plan for a period of 10 years from the date the Fiscal 2000 NQSO Plan is approved by the shareholders, which date shall be the effective date. The term of each option shall be determined by the Committee but shall not exceed 10 years. The period over which an option vests, if any, will be determined by the Committee.

(7) The Committee will determine if outstanding options granted under the Fiscal 2000 NQSO Plan that are not exercisable will become exercisable upon a change of control of the Company.

(8) In the event the Common Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company or another corporation by reason of merger, consolidation, exchange, reorganization, recapitalization, reclassification, combination of shares, stock split-ups, or stock dividends: (i) the number and kind of shares subject to outstanding options granted under the Fiscal 2000 NQSO Plan shall be adjusted as may be appropriate; (ii) rights under outstanding options both as to number of subject shares and option price shall be adjusted as may be appropriate; (iii) where dissolution or liquidation of the Company is involved, each outstanding option granted under the Fiscal 2000 NQSO Plan shall terminate but the holder of the option shall have the right prior to any such dissolution or liquidation to exercise the option in full; and (iv) where merger, consolidation or exchange of shares is involved, each holder of an outstanding option granted under the Fiscal 2000 NQSO Plan shall be entitled, upon exercise of the option, to receive such shares of stock or other securities or consideration as the holders of Common Shares received pursuant to the terms of the merger, consolidation or exchange of shares.

(9) There are no federal income tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the fair market value of the Common Shares on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the Common Shares, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such Common Shares plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the Common Shares were held for more than one year.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 3.


SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

         Section 16(a) of the 1934 Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company during, and with respect to, fiscal 1999, the Company believes that during fiscal 1999 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that: (i) Stan Cipkowski filed a Form 5 for fiscal 1999 on a timely basis reporting an aggregate of 14 transactions that should have been reported on five separate reports that were inadvertently not filed; (ii) Edmund Jaskiewicz filed a Form 5 for fiscal 1999 on a timely basis reporting an aggregate of 11 transactions that should have been reported on six separate reports that were inadvertently not filed; (iii) Jay Bendis filed a Form 5 for fiscal 1999 on a timely basis reporting an aggregate of eight transactions that should have been reported on four separate reports that were inadvertently not filed; (iv) John F. Murray filed a Form 5 for fiscal 1999 late reporting an aggregate of 17 transactions that should have been reported on 11 separate reports that were inadvertently not filed; and (v) Stan Cipkowski, Edmund Jaskiewicz, Jay Bendis, John F. Murray and Gerald Moore each inadvertently filed a Form 3 (Initial Statement of Beneficial Ownership) late.

                            PROPOSALS OF SHAREHOLDERS

         A proposal submitted by a shareholder in accordance with applicable rules and regulations for presentation at the Company's Fiscal 2001 Annual Meeting of Shareholders and received at the Company's executive offices no later than June 30, 2000, will be included in the Company's Proxy Statement and form of proxy relating to the Fiscal 2001 Annual Meeting.


                                  OTHER MATTERS

         The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of shareholders arise, the proxies confer upon the person or persons entitled to vote the shares represented by such proxies the discretionary authority to vote the same in accordance with the proxy holders' best judgment in the interest of the Company.


                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/ Edmund Jaskiewicz
                                       ----------------------------------------
                                       Edmund Jaskiewicz,
                                       Secretary to the Board of Directors


August 25, 1999

                                                                       EXHIBIT A


                         AMERICAN BIO MEDICA CORPORATION
                   FISCAL 2000 NON-STATUTORY STOCK OPTION PLAN



         1.       PURPOSE

         The purpose of the Fiscal 2000 Non-Statutory Stock Option Plan (hereinafter referred to as the "Plan"), is to provide a special incentive to selected individuals who have made significant contributions to the business and success of AMERICAN BIO MEDICA CORPORATION (hereinafter referred to as tile "Company"). The Plan is designed to accomplish this purpose by offering such individuals options ("Options") to purchase the common shares of the Company ("Shares") so that they will share in the Company's success.

         2.       ADMINISTRATION

         The Plan shall be administered by the board of directors of the Company or by an option committee to be established by the board of directors of the Company. If an option committee administers the Plan, it shall consist of three or more members, at least one of whom shall be neither an officer nor an employee of the Company. (The board of directors or an option committee shall be referred to as the "Board" herein.)


         The Board shall have authority, consistent with the Plan,

         (a)      to determine which individuals shall be granted Options;

         (b) to determine the time or times when Options shall be granted and the number of Shares to be subject to each Option;

         (c) to determine the exercise price of the Shares subject to each Option and the method of payment of such price;

         (d) to determine the time or times when each Option becomes exercisable and the duration of the exercise period, subject to the limitations contained in Paragraph 6(b);

         (e) to prescribe the form or forms of the instruments evidencing any Options granted under the Plan and of any other instruments required under the Plan and to change such forms from time to time;

         (f) to adopt, amend and rescind rules and regulations for the administration of the Plan and the Options and for its own acts and proceedings; and

         (g) to decide all questions and settle all controversies and disputes which may arise in connection with the Plan. All decisions, determinations and interpretations of the Board shall be binding on all parties concerned.

3.       PARTICIPANTS

         The participants in the Plan shall be employees, officers, directors, consultants of the Company or any other parties who have made a significant contribution to the business and success of the Company, as may be selected from time to time by the Board in its discretion. In any grant of Options after the initial grant, Participants who were previously granted Options or sold Shares under the Plan may be included or excluded.

4.       LIMITATIONS

         No Option shall be granted under the Plan after September 22, 2009, but Options theretofore granted may extend beyond that date. The Plan will remain in effect until all Options granted under the Plan have been exercised or have expired. Subject to adjustment as provided in Section 8 of the Plan, the number of Shares which may be issued under the Plan shall not exceed one million (1,000,000) in the aggregate. To the extent that any Option granted under the Plan shall expire or terminate unexercised or for any reason become unexercisable as to any Shares subject thereto, such Shares shall thereafter be available for further grants under the Plan, within the limit specified above.

         5.       SHARES TO BE ISSUED

         Shares to be issued under the Plan may constitute an original issue of authorized Shares or may consist of previously issued Shares acquired by the Company, as shall be determined by the Board. The Board and the proper officers of the Company shall take any appropriate action required for such issuance. The maximum number of Shares which may be issued under the Plan is one million (1,000,000) Shares.

          6.      TERMS AND CONDITIONS OF OPTIONS

          All Options granted under the Plan shall be subject to the following terms and conditions (except as provided in Section 7) and to such other terms and conditions as the Board shall determine to be appropriate to accomplish the purposes of the Plan:

         (a) Exercise price. The exercise price under each Option shall be determined by the Board and may be more, equal to or less than the then current market price of the Shares as the Board may deem to be appropriate: provided, however, that in the event an option committee shall determine to grant an Option at less than 85% of the then current market price of the Shares, such Option shall not be granted by the option committee without the prior approval of the Board of Directors.

         (b) Period of Options. The period of an Option shall be determined by the Board but shall not exceed ten years from the date of grant.


                   Fiscal 2000 Non-Statutory Stock Option Plan

         (c)      Exercise of Options.

                  (i) Each Option shall be made exercisable at such time or times, whether or not in installments, as the Board shall prescribe at the time the Option is granted.

                  (ii) A person electing to exercise an Option shall give written notice to the Company, as specified by the Board, of his/her election and of the number of Shares he/she has elected to purchase, such notice to be accompanied by such instruments or documents as may be required by the Board, and shall at the time of such exercise tender the purchase price of the Shares he/she has elected to purchase.

         (d) Payment for Issuance of Shares. Upon exercise of any Option granted hereunder, payment in full shall be made at the time of such exercise for all such Shares then being purchased. Payment may be made by any means acceptable to the Board

                  The Company shall not be obligated to issue any Shares unless and until, in the opinion of the Company's counsel, all applicable laws and regulations have been complied with, nor, in the event the Shares at the time are not listed upon any stock exchange, unless and until the, Shares to be issued have been listed or authorized to be added to the list upon official notice of issuance upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of Shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the Participant such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the Participant agree that any sale of the Shares will be made only in such manner as is permitted by the Board and that a Participant will notify the Company when he/she intends to make any disposition of the Shares whether by sale, gift or otherwise. The Participant shall take any action reasonably requested by the Company in such connection. A Participant shall have the rights of a stockholder only as to Shares actually acquired by him/her under the Plan.

         (e) Transferability of Options. No Option may be transferred by the Participant otherwise than by will or by the laws of descent and distribution, and during the Participant's lifetime the Option may be exercised only by the Participant unless otherwise determined by the Board.

         (f) Termination of Employment. If the Participant is an employee and his/her employment terminates for any reason other than his/her death, the Participant may, unless discharged for cause, thereafter exercise his/her Option as provided below, but only to the extent the




                   Fiscal 2000 Non-Statutory Stock Option Plan

                  Participant was entitled to exercise the Option on the date when his/her employment terminated. If such termination of employment is voluntary on the part of the Participant, he/she may exercise his/her Option only within ten days after the date of termination of employment (unless a longer period not in excess of three months is allowed by the Board). If such termination of employment is involuntary on the part of the Participant, he/she may exercise his/her Option only within three months after the date of termination of employment. In no event, however, may such Participant exercise his/her Option at a time when the Option would not be exercisable had the Participant remained an employee or when the termination was for cause. For purposes of this subsection (f), a Participant's employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by the Company or a subsidiary, or in the case of a transfer to the employment of a subsidiary or to the employment of the Company. Anything herein to the contrary notwithstanding, an Option may be exercised only to the extent exercisable on the date of termination of employment by death or otherwise.

         (g) Retirement or Resignation. If prior to the expiration date of a Participant's Option a Participant shall retire or resign with the Company's consent, such Option may be exercised in the same manner as if the Participant had continued in the Company's employ; provided, however, the Board may terminate, at any time prior to exercise, all unexercised Options if it shall determine that the retired or resigning Participant Optionee has engaged in any activity detrimental to the Company's interest.

         (h) Death. If a Participant dies at a time when he/she is entitled to exercise an Option, then at any time or times within one
                  (1) year after his/her death (or such further period as the Board may allow) such Option may be exercised, as to all or any of the Shares which the Participant was entitled to purchase immediately prior to his/her death, by his/her designated beneficiary or his/her executor or administrator or the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, and except as so exercised such Option shall expire at the end of such period. In no event, however, may an Option be exercised after the expiration of the Option period.

         7.       SUBSTITUTE OPTIONS

         The Company may grant Options under the Plan on terms differing from those provided for in Section 6 where such Options are granted in substitution for Options held by employees of other corporations who concurrently become employees of the Company or a subsidiary as the result of a merger, consolidation or other reorganization of the employing corporation with the Company or subsidiary, or the acquisition by the Company or a subsidiary of the business, property or stock of the employing corporation. The Board may direct that the substitute Options be granted on such terms and conditions as the Board considers appropriate in the circumstances.


                   Fiscal 2000 Non-Statutory Stock Option Plan

         8.       CHANGES IN STOCK

         In the event of a stock dividend, stock split or recapitalization or merger in which the Company is the surviving corporation, or other similar capital change, the number and kind of Shares or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of Shares or securities which may be issued or sold under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Board, the determination of which shall be binding on all persons.

         In the event of a change of control of the Company as reasonably determined by the Board, the Board will determine in its sole discretion whether Options that are not exercisable prior to the date of the change of control will become exercisable prior to such date.

         9.       EMPLOYMENT RIGHTS

         The adoption of the Plan or the granting of an Option does not confer upon any individual any right to employment or continued employment with the Company or a subsidiary, as the case may be, nor does it interfere in any way with the right of the Company or a subsidiary to terminate the employment of any of its employees at any time.

         10.      AMENDMENT

         The Board may at any time discontinue granting Options under the Plan. The Board of the Company may at any time or times amend the Plan or amend any outstanding Option or Options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law provided, however, that, except to the extent required or permitted under Section 8, no such amendment shall void or diminish Options previously granted without the consent of the Participant, nor shall any amendment increase or accelerate the conditions and actions required for the exercise of an Option unless the Participant shall have been discharged from the Company's employment for cause.

                                       Adopted by the Board of Directors
                                       on January 11, 1999




                   Fiscal 2000 Non-Statutory Stock Option Plan

                                      PROXY

                   FISCAL 2000 ANNUAL MEETING OF SHAREHOLDERS

                         AMERICAN BIO MEDICA CORPORATION


                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                               OF THE CORPORATION

         The undersigned shareholder of American Bio Medica Corporation, having received the Notice dated August 25, 1999, of the Fiscal 2000 Annual Meeting of Shareholders, hereby nominates, constitutes, appoints and authorizes Stan Cipkowski and Edmund Jaskiewicz, and each of them with full power to act alone, as proxies with full power of substitution, for me and in my name, place and stead, to vote all the Common Shares of said corporation standing in my name on its books on August 2, 1999, at the Fiscal 2000 Annual Meeting of Shareholders to be held at 10:00 A.M. on Wednesday, September 22, 1999 at the Company's Corporate Headquarters located at 122 Smith Road, Kinderhook, New York or at any adjournments thereof, with all the power the undersigned would possess if personally present, as follows:

1. The election of the six (6) nominees listed in the Proxy Statement for the Fiscal 2000 Annual Meeting as directors to serve until the Fiscal 2001 Annual Meeting and until their successors are elected.

         IF YOU WISH YOUR VOTES TO BE CAST FOR ALL OF THE SIX (6) NOMINEES LISTED BELOW, PLACE AN "X" IN THIS BOX [ ]

         IF YOU DO NOT WISH TO VOTE FOR ALL OF THE NOMINEES, LINE OUT THE NAMES OF PERSONS FOR WHOM YOU DO NOT CHOOSE TO VOTE:

         DIRECTORS:                 Stan Cipkowski
                                    Edmund Jaskiewicz
                                    Jay Bendis
                                    John F. Murray
                                    Karen Russo
                                    Gerald Moore

2. The issuance of common shares in connection with the conversion and exercise of outstanding preferred stock and warrants issued in a private financing transaction.

                  FOR   /  /           AGAINST   /  /          ABSTAIN  /  /

3. The adoption by the Board of Directors of the Fiscal 2000 Non-Qualified Stock Option Plan; and

                  FOR   /  /           AGAINST   /  /          ABSTAIN  /  /

4. Upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

         THIS PROXY CONFERS AUTHORITY TO VOTE FOR ALL OF THE SIX NOMINEES LISTED EVEN THOUGH THE BLOCK IN ITEM 1 IS NOT MARKED UNLESS THE NAMES OF ONE OR MORE PERSONS ARE LINED OUT. THIS PROXY WILL BE VOTED "FOR" PROPOSALS 2 AND 3 ABOVE UNLESS "AGAINST" OR "ABSTAIN" IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND THE COST OF SAME IS BORNE BY THE CORPORATION. THIS PROXY MAY BE REVOKED BY WRITING TO THE SECRETARY TO THE BOARD, AMERICAN BIO MEDICA CORPORATION, 122 SMITH ROAD, KINDERHOOK, NEW YORK 12106 OR IN PERSON AT THE FISCAL 2000 ANNUAL MEETING OF SHAREHOLDERS AT ANY TIME PRIOR TO ITS EXERCISE.

                  Date:
                              ----------------------------------------
                  Name:
                              ----------------------------------------
                              Beneficial Shareholder (Please Print)

                  Address:
                              ----------------------------------------

                              ----------------------------------------

                              ----------------------------------------

                  Signature(s)
                              ----------------------------------------

                              ----------------------------------------
                              (All Shareholders must sign)

         NUMBER OF SHAREHOLDERS VOTING _________________________

         IF SHARES ARE NOT REGISTERED IN YOUR NAME, PLEASE GIVE THE NAME AND ADDRESS OF THE PERSON OR ENTITY IN WHOSE NAME THEY ARE REGISTERED.


                              ----------------------------------------

                              ----------------------------------------

                              ----------------------------------------

                              (This must be completed if applicable)

         Please date, fill in your complete name and address and sign above exactly as your name or names appear hereon, and return this proxy promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If there is more than one fiduciary, all should sign. All joint owners must sign.